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                                  Exhibit 21.2

                  Subsidiaries and Joint Ventures of Registrant

             TB Wood's Corporation, Subsidiaries, and Joint Ventures
                                December 28, 2001

Registrant: TB Wood's Corporation (Delaware)

     Subsidiary: TB Wood's Incorporated (Pennsylvania)

           Subsidiaries: Plant Engineering Consultants, Inc. (Tennessee)

                         T.B. Wood's Canada Ltd. (Canada)

                         TB Wood's (Mexico), S.A. de C.V. (Mexico)

                             Subsidiary: Industrial Blaju, S.A. de C.V. (Mexico)

                         TB Wood's Foreign Investment Company (Delaware)

                             Subsidiary:  TB Wood's (Deutschland) GmbH (Germany)

                                 Subsidiaries: Berges electronics GmbH (Germany)

                                               Berges electronics S.r.l. (Italy)

                         TB Wood's Enterprises, Inc. (Delaware)

                         TB Wood's North Carolina, Inc. (Delaware)

                         TB Wood's Foreign Sales Corporation (Barbados)

            Joint Ventures:  TBWE Belt Drive Components LP (Pennsylvania)

                             TBWE Belt Drive Systems LLC (Pennsylvania)

                             TB Wood's (India) Private Limited (India)